SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 1, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 1, 2009, Mega Media Group, Inc. (“we”, “us” or the “Company”), Skeleton Key Entertainment, a wholly-owned subsidiary of the Company (“Skeleton”), Aleksandr Shvarts, President and CEO of the Company, and David Kokakis, former director of the Company  (collectively, the “Defendants”) were served with a summon and complaint filed by Aleksandr S. Cherny (the “Plaintiff”).  The complaint alleged that we defrauded plaintiff into investing approximately $150,000 to fund certain albums in connection with an agreement dated June 15, 2007. The case was filed in the Supreme Court of the State of New York, County of Kings. The plaintiffs seek a sum of not less than $250,000 plus interest.

We deny the allegations made in the complaint and intend to vigorously contest the allegations. We have retained Nesenoff & Miltenberg, LLP as our legal counsel to represent us in this matter.

ITEM 9.01 EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.
Dated: June 23, 2009
By: /s/ Alex Shvarts
Alex Shvarts President and Director